UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

APPSOFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-206764	47-3427919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Franklin Avenue, Suite 325, Garden City, NY		11530
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:      (516) 224-7717

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.   Entry into a Material Definitive Agreement

Acquisition of eSports Tournament Platform Assets

On June 10, 2016, AppSoft Technologies, Inc. (the “Company”) acquired certain assets comprising an eSports tournament platform for competitive gamers from Guuf LLC (“Guuf”). The Company acquired the assets for a total purchase price of $60,000 consisting of (i) $15,000 in cash, which has been paid, (ii) 80,000 shares of common stock valued at $0.50 per share (the price at which the Company sold shares to its initial public offering completed in March 2016); (iii) $5,000 in cash payable by August 1, 2016 and (iv) the grant of a royalty equal to 5% of the first calendar year’s profits generated by the Company from the assets, a royalty equal to 4% of year two profits and royalty equal to 3% of year three profits. As additional consideration for the assets, the Company entered into consulting agreement with Nathan Cavanaugh, the sole member of Guuf, as described below.

The assets consist of the following:

•	title to registered or unregistered trademarks and trade names;

•	web platform, files, source code and object code;

•	branding and marketing collateral;

•	Guuf.com domain name;

•	prototyped design files of Guuf’s mobile application for iOS;

•	web development of new Guuf features, including free play modes and mobile gaming tournaments;

•	strategic development of Guuf’s user achievements list and ranking and leaderboard system calculations; and

•	sourcing of development for new Guuf features including automated score reporting, API, mobile application for iOS, user achievements, ranking and leaderboard systems, and live streaming.

Acquisition of Mobile App Assets

On June 10, 2016, the Company acquired by assignment from Marc Seal certain concepts, artwork, story lines and related computer software in connection with a computer game titled “CryptoGene,” for mobile application (the “Assigned Property”), including:

(i)	Complete “CryptoGene” intellectual property (Any active and applicable trademarks, copyrights, patents, works, etc.)

(ii)	CryptoGene website (www.CryptoGene.com)

(iii)	CryptoGene software (Video Game for mobile and computer platforms)

(iv)	CryptoGene: Origins (Work in Progress 50 Page Graphic Novel)

(v)	CryptoGene Short Story (Work in Progress 10 Page Graphic Novel)

The assignment includes all of Mr. Seal’s right and interest in and to the intellectual property, including any right to use or disseminate CryptoGene as a mobile application or in any other medium (including all other audio-visual rights, print and allied and incidental rights), all advertising, publication and promotion rights with respect to any part of CryptoGene or any adaptation or version thereof, and all merchandising, commercial tie-in, publishing and exploitation rights.

In consideration for the assignments made by Mr. Seal under the agreement, the Company agreed to pay to Mr. Seal:

(a)           royalties starting at 10% of the net profit generated by the Company from software and games developed from the Assigned Property declining to 5% in the fifth year after release, where the royalty remains for sol long as the Company sells such products;

(b)           a royalty equal to 10% of the net profit generated by the Company from the sale of all print media products derived from the Assigned Assets for so long as the Company sells such products;

(c)           a royalty equal to 3% of the net profit generated by the Company from the sale of all other products derived from the Assigned Assets; and

In addition, the Company agreed to enter into a consulting agreement with Mr. Seal, as described below.

The Assigned Property will revert back to Mr. Seal in the event that the Company does not release a version of CryptoGene or a product related thereto or derived therefrom within, or otherwise discontinues active development of CryptoGene for, a period of two years from the date of the agreement.

Mr. Seale will retain creative control over all products and properties derived from the Assigned Property. In the event the parties disagree with respect to the creative direction or the products or properties deriving from the Assigned Property proposed by Mr. Seale, if the parties can not agree upon a mutual solution, the parties agree that a vote as to the creative direction and the products or properties deriving from the Assigned Property proposed by Mr. Seale shall be subject to a vote of Mr. Seal, Brian Kupchik, the President of the Company, and Joseph Cheng, a consultant to the Company.

Mr. Seal agree to defend, indemnify, and hold harmless the Company and its officers, directors, shareholders, successors, and assigns, from and against certain liabilities, including, reasonable attorneys’ fees, that the Company or it officers, directors, shareholders, successors, and assigns may incur or be required to pay arising out of, based upon, or by reason of: (i) the breach by Mr. Seal of any of the representations or warranties made by him under the Agreement; (ii) Mr. Seal’s use of the Assigned Property prior to the date of the agreement; or (iii) Mr. Seal’s failure to perform his obligations under the agreement.

Under the agreement, Mr. Seal represented and warranted to the Company that: (i) he exclusively owned all right, title, and interest in and to the Assigned Property; (ii) he had not granted any licenses or other rights to the Assigned Property to any third party; (iii) the Assigned Property was free of any liens, encumbrances, security interests, and restrictions on transfer; (iv) to his knowledge, the Assigned Property does not infringe intellectual property rights of any third party; and (v) there were no legal actions, investigations, claims, or proceedings pending or threatened relating to the Assigned Property.

Master Services Agreements

On June 10, 2016, the Company entered into a series of agreements with the software developers named below to perform the development and other services described:

1.           The Company entered into a Master Services Agreement and Statement of Work with David Sotir to render development services on behalf of the Company. In consideration for the services to be rendered, the Company has agreed to pay to Mr. Sotir a total development fee of $7,000, of which $1,750 USD has been paid, a second installment of $1,750 to be paid at a half-way milestone to be determined by the parties during development, and $3,500 to be paid upon completion delivery of the completed codebase.

2.           The Company entered into a Master Services Agreement and Statement of Work with Gnomish Games to render development services on behalf of the Company. In consideration for the services to be rendered by the consultant, the Company has agreed to pay the consultant a total development fee of $13,000, of which $4,000 has been paid, a second installment of $2,500 to be paid on July 1, 2016, a third installment of $2,500 to be paid on August 1, 2016 and the remaining balance of $4,000 to be paid upon completion delivery of the completed codebase.

3.           The Company entered into a Master Services Agreement and Statement of Work with Clayton Tapp to render development services on behalf of the Company. In consideration for the services to be rendered, the Company has agreed to pay to Mr. Tapp a total development fee of $4,000, of which $1,000 has been paid, a second installment of $1,000 to be paid at a half-way milestone which will be determined by the parties during development, and any remaining balance, estimated to be $2,000, to be paid upon completion delivery of the completed codebase.

4.           The Company entered into a Master Services Agreement and Statement of Work with Shawn Burdon to render development services on behalf of the Company. In consideration for the services to be rendered, the Company has agreed to pay to Mr. Burdon a total development fee of $4,000, of which $2,000 has been paid and the balance of which, equal to $2,000, will be paid upon completion delivery of the completed codebase. The parties have agreed that if the available ending budget permits, the Company will pay to Mr. Burdon a bonus payment in the amount of $1,000.

Each of the foregoing agreements is subject to the following additional terms:

•	The consultants’ work (including the software, technical design and the documentation) will be deemed a “commissioned work” and “work made for hire” and the Company will be the sole owner of work product and/or any works derived therefrom. To the extent that a consultant’s work is not properly characterized as a “work made for hire,” the consultant has irrevocably assigned to the Company all its interest in and to its work and the software to the Company.
•	The parties have agreed to maintain the confidentiality of all information relating to the other party for a period of three years after the term of the agreement.
•	Each consultant has agreed to indemnify and hold the Company harmless from any loss, claim, or damage (including attorney’s fees, collectively, a “Loss”) to persons or property arising out of its agreement with the Company and the work product or the services, to the extent that the Loss (i) is caused by the consultant’s breach of any term of the agreement or any intentional act of the Consultant; and (ii) for any infringement on any patent, copyright, trademark or other intellectual property rights (including trade secrets), open source licenses, privacy, or other proprietary rights of any person or entity; provided that such infringement is not a result of the Company’s unauthorized modification of the software developed. The obligation of each consultant to indemnity the Company survives any termination of the agreement.
•	The Company has agreed to indemnify and hold the Consultant harmless from any Loss to the extent that the Loss is caused by the Company’s breach of any term of the agreement or the intentional act of the Company. This indemnity survives termination of this Agreement.
•	Except for claims related to confidentiality or infringement of intellectual property rights, neither party will be liable to the other for special, indirect or consequential damages incurred or suffered by the other arising as a result of or related to the performance of the consultant’s work, even if the other has been advised of the possibility of such loss or damages.
•	During the term of each agreement and for a period of two years thereafter, neither party will directly or indirectly solicit or offer employment to or hire any individual known by the party to be an employee, former employee, subcontractor or former subcontractor of the other party.
•	During the term of each agreement and for a period of three years following date of termination, neither the consultant nor any of its affiliates shall either directly or indirectly, enter into or participate in any business which is in direct or indirect competition with the Company’s business. A consultant may not utilize the software, documentation, or technical design of the work product developed for the Company for any external purposes. Further, a consultant may not, independently or with a third party, develop, license, sell or distribute, or explore any opportunity to develop, license, sell or distribute any software substantially similar to the software developed for the Company for any direct or indirect competitor of the Company during the term of the agreement and for a period of three years thereafter.
•	Any dispute arising under the agreements is subject to binding arbitration.

•	The Company may terminate the agreement without cause on thirty days’ written notice. Either party may terminate the agreement for material breach, provided, however, that the terminating party gives the other party at least fourteen days written notice of and the opportunity to cure the breach.

Consulting Agreements

 On June 10, 2016, the Company entered into a series of consulting agreements with the persons named below to perform the development and other services described:

1.           The Company entered into an agreement with Marc Seal to mange software development to occur over a term of two years. Mr. Seal has agreed to devote at least 25 hours per week to the performance of the services for the Company. In consideration for the services to be rendered, the Company has agreed to:

•	pay to Mr. Seal cash compensation not to exceed $100,000, of which $4,000 is payable in June 2016; $2,500 is payable in July 2016, $3,000 is payable in August 2016 and $3,000 is payable in September 2016; thereafter, the Company will pay to Mr. Seal $3,500 per month until the end of the term or until the assigned development services are completed.
•	issue to Mr. Seal 85,000 shares of common stock; and
•	pay to Mr. Seal royalties ranging from 5% to 15% of the net profit generated by the Company from the publication or commercialization of products he develops during the term of the agreement.

2.           The Company entered into an agreement with Nathan Cavanaugh to provide development, strategy and other services related to game tournament products and projects in connection with the software the Company purchased from Guuf, as described above, for a period of two years. In consideration for the services to be rendered, the Company has agreed to pay Mr. Cavanaugh at the rate of $150 per hour, provided that the Company’s maximum liability for all services performed during the term of the agreement shall not exceed $5,000 per month or $60,000 per year. The agreement provides for a term ending on the earlier of (a) the date that Mr. Cavanaugh completes the provision of the services to the Company or (b) the date on which he shall have been paid the maximum amount of consulting fees.

3.           The Company entered into an agreement with Seven Plus Two LLC to perform development services for a period of six months. Mr. Johnson, the principal of the consultant has agreed to devote at least 20 hours per week to the performance of the services for the Company. The Company has agreed to pay the consultant at the rate of $80.00 per hour, payable monthly. Unless otherwise agreed upon in writing by Company, Company’s maximum liability for all services to be rendered during the term of the agreement is not to exceed $9,600.00.

4.           The Company entered into an agreement with Gleb Kartsev to manage the Company’s development projects for a period of two years. Mr. Kartsev has agreed to devote at least 25 hours per week to performance of the services fort the Company. In consideration for the services to be rendered by Mr. Kartsev, the Company has agreed to compensate Mr. Kartsev (i) by paying a fixed cash fee of $2,000 per month; (ii) issuing to him 30,000 shares of common stock upon the execution of the agreement; (iii) by issuing to him 5,000 shares of common stock in each of July through October 2016 and (iv) by paying him a royalty equal to 25% of the net profit generated by the Company from the sale of “WTFIT and PlanIT Pro” applications (the current working titles) during development and for a period of two years after release, and thereafter, the Company shall pay to Mr. Kartsev a royalty in each of the following five years that declines to 5% in the fifth year. The agreement will terminate on the earlier of (a) the date Mr. Kartsev completes the provision of the contracted services under the agreement, or (b) the date he shall have been paid the maximum amount of consulting fees.

5.           The Company entered into an agreement with Joseph Cheng to manage the Company’s development projects. Mr. Cheng has agreed to devote at least 25 hours per week to the performance of the services on behalf of the Company. In consideration for the services to be rendered by Mr. Cheng, the Company agreed (i) to issue to Mr. Cheng 50,000 shares of common stock upon signing of the agreement and 10,000 shares of common stock in each of June, July, August, September and October 2016 and (b) to pay Mr. Cheng royalties ranging from 5% to 25% of the net profit generated by the Company from the publication or commercialization of certain products on different media platforms from the various projects being developed by the Company.

Each of the consultants listed above previously entered into a Confidential Information and Invention Assignment Agreement that provides that the consultant shall maintain the confidentiality of all confidential information (as such term is defined in the agreement) relating to the Company during and after the expiration of the term of the agreement. Such agreement further provides that the consultant grants to the Company (i) all of its rights and interest in any invention (as defined in the agreement) which the consultant authors, discovers, develops, conceives, or reduces to practice during the term of the agreement and (ii) right to use any invention developed by the consultant and incorporated into the work product made by the consultant for the Company on a royalty free and perpetual basis. The consultant also agreed not to solicit any employee of consultant of the Company to terminate such person’s relationship with the Company for a period of two years after the expiration of the agreement or use any of the Company’s confidential information to influence any client or customer of the Company to purchase any product from any entity in competition with the Company.

The foregoing descriptions of the terms of the agreements identified above do not purport to be complete and are subject to, and qualified in their entirety by reference to, the various agreements, which are filed herewith as Exhibit 99.1 through 99.22 and are incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

In connection with their entry into the agreements described under Item 1.01, above, and as partial consideration to the consultants for the services to be rendered, the Company issued an aggregate of 245,000 shares of common stock, par value $0.0001 per share (the “Shares”), to persons identified in the table below, pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended. All of the shares were issued as compensation under the consulting agreements referenced in Item 1.01, above, and are valued at $0.50 per share.

Name	No. of Shares
Nathan Cavanaugh	80,000
Marc Seal	85,000
Gleb Kartsev	30,000
Joseph Cheng	50,000

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2016, Seth Ingram resigned as a member of the board of directors. Mr. Ingram’s resignation was for personal reasons and not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Upon his resignation, Mr. Ingram returned to the Company for cancellation 1.6 million of the 2 million shares of common stock registered in his name. After giving effect to the cancellation of Mr. Ingram’s shares, there were 2,762,500 shares of common stock outstanding.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s ability to fully develop or commercialize the assets acquired pursuant to the agreements described herein and filed herewith and the ability of the consultants engaged pursuant to the agreements described herein and filed herewith to develop economically viable products. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. Investors are urged to review the risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” section of the Company’s prospectus filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on February 3, 2016. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith this Current Report on Form 8-K

Exhibit No.	Description

99.1	Asset Transfer Agreement dated June 10, 2016, between AppSoft Technologies, Inc. and Guuf LLC relating to the acquisition of certain assets comprising an eSports tournament platform for competitive gamers.

99.2	Assignment and Transfer Agreement dated June 10, 2016 between AppSoft Technologies, Inc. and Marc Seal relating to the assignment of certain intellectual property known as “CryptoGene.”

99.3	Master Services Agreement and Statement of Work dated June 10, 2016 between AppSoft Technologies, Inc. and David Sotir.

99.4	Master Services Agreement and Statement of Work dated June 10, 2016 between AppSoft Technologies, Inc. and Gnomish Games.

99.5	Master Services Agreement and Statement of Work dated June 10, 2016 between AppSoft Technologies, Inc. and Clayton Tapp.

99.6	Master Services Agreement and Statement of Work dated June 10, 2016 between AppSoft Technologies, Inc. and Shawn Burdon.

99.7	Consulting Agreement dated June 10, 2016 between AppSoft Technologies, Inc. and Marc Seal.

99.8	Consulting Agreement dated June 10, 2016 between AppSoft Technologies, Inc. and Nathan Cavanaugh.

99.9	Consulting Agreement dated June 10, 2016 between AppSoft Technologies, Inc. and Seven Plus Two LLC.

99.10	Consulting Agreement dated June 10, 2016 between AppSoft Technologies, Inc. and Gleb Kartsev.

99.11	Consulting Agreement dated June 10, 2016 between AppSoft Technologies, Inc. and Joseph Cheng.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPSOFT TECHNOLOGIES, INC.

Date: June 16, 2016	By:	/s/ Brian Kupchik
Brian Kupchik, President